   As filed with the Securities and Exchange Commission on November 5, 1996


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                      Date of Report:  October 18, 1996
                      (Date of earliest event reported)




                        INLAND REAL ESTATE CORPORATION
            (Exact name of registrant as specified in the charter)


         Maryland                      000-28382               36-3953261
(State or other jurisdiction     (Commission File No.)      (IRS Employer
of incorporation)                                           Identification No.)





                            2901 Butterfield Road
                          Oak Brook, Illinois 60521
                   (Address of Principal Executive Offices)

                                (630) 218-8000
             (Registrant's telephone number including area code)

                                     n/a

        (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

SIX CORNERS PLAZA, CHICAGO, ILLINOIS

         On October 18, 1996, the Company acquired a Neighborhood Retail Center located at 3920 North Cicero Avenue in Chicago, Illinois known as Six Corners Plaza ("Six Corners") from MBL Life Assurance Corporation, an unaffiliated third party, for approximately $6.0 million. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $74 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

         Six Corners was built in 1966 and consists of a two-story building aggregating 80,650 rentable square feet. As of October 1, 1996, Six Corners was 96% leased. Tenants leasing more than 10% of the total square footage are Bally's Chicago Health & Tennis Club ("Bally's"), which leases 45,803 square feet, or approximately 57% of the rentable square feet, and Illinois Masonic, which leases 15,338 square feet, or approximately 19% of the rentable square feet. Bally's is a fitness and exercise center, and Illinois Masonic is a medical center.

          In evaluating Six Corners as a potential acquisition, the Company considered avariety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located within a vibrant economic area. According to a March 1996 study conducted by Mid-America Real Estate

Corporation which was based on 1990 census updates and projections, the population within a three-mile radius of Six Corners is 412,159, with an estimated average household income in excess of $45,400 per year, higher than the national average. Although 76% of the rentable square feet at Six Corners is leased to two tenants, the Company's management believes the superior demographics of the area surrounding the center, including high population density, relatively high income and high vehicular traffic volume near the center, meet the site evaluation criteria of many retailers. Therefore, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

         The Company does not anticipate making any significant repairs and improvements to Six Corners over the next few years. A substantial portion of any such cost would be paid by the tenants. The table below sets forth certain information regarding occupancy and rental rates for the year ended December 31, 1995. Information for prior years is not available to the Company.

                        Occupancy Rate
Year Ending            as of December 31     Effective Annual Rental
December 31,             of Each Year            Per Square Foot
------------         --------------------        ---------------
1995                       96%                          $12.06


         The lease with Bally's requires Bally's to pay base rent equal to $10.68 per square foot per annum payable monthly until July 31, 2010. The lease also grants Bally's two options to renew the lease for separate five year terms. If the first option is exercised, Bally's will be required to pay a base rent of $12.67 per square foot per annum payable monthly from August 1, 2010. Thereafter, the price will increase 3% per year throughout both option periods.

         For federal income tax purposes, the Company's depreciable basis in Six Corners will be approximately $4,590,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

         Real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $217,643. The real estate taxes payable were calculated by multiplying Six Corners' assessed value by an equalizer of 2.1243 and a tax rate of 9.345%.

         At October 1, 1996, a total of 77,550 square feet were leased to nine tenants at Six Corners. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.

                                                                         Current                     Rent per
                                 Square                                   Annual                      Square
                                  Foot                     Renewal       -------     Percentage      ------
                                 Leased     Lease Ends     Options         Rent         Rent          Foot
                                 ------     ---------      -------         ----         ----          ----
 Bally's Chicago                45,803        7/2010     2/5 year      $489,176         None           $10.68
 Health Club
 Illinois Masonic (1)           13,988        3/1999         None      $251,784         None           $18.00

 Illinois Masonic                1,350        3/1999         None       $24,300         None           $18.00
 Optometry Space (1)

 One Hour Photo                  1,001        2/1997         None       $17,017         None           $17.00
 Weight Watchers                 2,844        8/1998     1/5 year       $46,926         None           $16.50

 Payless Shoe Store              2,538        9/2002         None       $44,451         None           $17.55
 Elegante Salon                  1,725       10/2000         None       $24,150         None           $14.00

 Video Update                    6,975        9/2000         None       $69,750         None           $10.00

 Supercuts                       1,326        1/2005         None       $21,852         None           $16.48
 Vacant                          3,100


(1) Both spaces are leased to Illinois Masonic.

                                                                                     Percent of
                                                                         Average       Total       Percent of
                                                                        Base Rent     Building       Annual
                               Approx. GLA     Annual                      Per          GLA        Base Rent
                  Number of    of Expiring   Base Rent                   Square      Represente    Represente
  Year Ending      Leases        Leases          of          Total         Foot
                                                                                        d by          d by
  December 31,    Expiring       (square      Expiring      Annual        Under       Expiring      Expiring
  ------------    --------       -------
                                  feet)        Leases      Base Rent     Expiring      Leases        Leases
                                  -----        ------      ---------                   ------        ------
                                                              (1)        Leases
                                                              ---        -------
      1996            -             -            -
                                                          $989,496             -           -             -

      1997            1           1,001       $17,017       990,566        $17.00          1.24         1.72%

      1998            1           2,844        48,348     1,009,065         17.00          3.53         4.79%

      1999            2         15,338        276,084       974,420         18.00         19.02        28.33%

      2000            2          8,700         93,900       713,322         10.79         10.79        13.16%
      2001            -             -            -          632,975            -           -                -

      2002            1          2,538         47,080       648,856         18.55          3.15         7.26%

      2003            -             -            -          614,465            -           -                -
      2004            -             -            -          629,470            -           -                -

      2005            1           1,326        27,619       644,127         20.83          1.64         4.29%

 (1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.



       The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for Six Corners, as of September 30, 1996, of $6.2 million. Appraisals are estimates of value and should not, however, be relied on as a measure of true worth or realizable value.

Item 7.  Financial Statements and Exhibits



                        INDEX TO FINANCIAL STATEMENTS

                                                                                       Page
                                                                                      ------
Independent Auditors' Report...................................................         F-1

Historical Summary of Gross Income and Direct Operating Expenses
for the year ended June 30, 1996 of Six Corners Plaza..........................         F-2

Notes to Historical Summary of Gross Income and Direct Operating Expenses
for the year ended June 30, 1996 of Six Corners Plaza..........................         F-3

Pro Forma Balance Sheet at December 31, 1995
of Inland Real Estate Corporation (unaudited)..................................         F-5

Notes to Pro Forma Balance Sheet at December 31, 1995
of Inland Real Estate Corporation (unaudited)..................................         F-7

Pro Forma Statement of Operations for the year ended December 31, 1995
of Inland Real Estate Corporation (unaudited)..................................         F-10

Notes to Pro Forma Statement of Operations for the year ended
December 31, 1995 of Inland Real Estate corporation (unaudited)................         F-12

Pro Forma Balance sheet at June 30, 1996
of Inland Real Estate Corporation (unaudited)..................................         F-22

Notes to Pro Forma Balance Sheet at June 30, 1996
of Inland Real Estate corporation (unaudited)..................................         F-24

Pro Forma Statement of Operations for the six months ended
June 30, 1996 of Inland Real Estate Corporation (unaudited)....................         F-26

Notes to Pro Forma Statement of Operations for the six months ended
June 30, 1996 of Inland Real Estate Corporation (unaudited)....................         F-28



                          Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Six Corners Plaza for the year ended June 30, 1996. This Historical Summary is the responsibility of the management of the Company. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. It is not intended to be a complete presentation of the Six Corners Plaza's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 for the year ended June 30, 1996, in conformity with generally accepted accounting principles.


                                                           KPMG Peat Marwick LLP




Chicago, Illinois
September 19, 1996

                               Six Corners Plaza
        Historical Summary of Gross Income and Direct Operating Expenses
                        For the year ended June 30, 1996




Gross income:
  Base rental income.............................. $  981,164
  Operating expense and real estate
    tax recoveries................................    423,143
                                                   ----------
  Total Gross Income..............................  1,404,307
                                                   ----------
Direct operating expenses:
  Real estate taxes...............................    307,977
  Management fees.................................     63,159
  Operating expenses..............................    120,536
  Utilities.......................................    180,752
  Insurance.......................................     27,142
                                                   ----------
  Total direct operating expenses.................    699,566
                                                   ----------
Excess of gross income over direct
  operating expenses.............................. $  704,741
                                                   ==========



See accompanying notes to historical summary of gross income and direct operating expenses.

                               Six Corners Plaza
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                            Year ended June 30, 1996


1.  Business

    Six Corners Plaza is located in the northwest section of Chicago, Illinois. It consists of approximately 83,605 square feet of gross leasable area and was 91% occupied at June 30, 1996. Six Corners Plaza is owned by MBL Life Assurance Corporation (Seller) who has signed a sale and purchase agreement for the sale of Six Corners Plaza to Inland Real Estate Corporation, an unaffiliated third party.

2.  Basis of Presentation

    The Historical Summary has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Six Corners Plaza's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period.

3.  Gross Income

    Six Corners Plaza leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Six Corners Plaza is reimbursed for certain common area, real estate, and insurance costs. Operating expense and real estate tax recoveries reflected in the Historical Summary include amounts for 1996 expenses for which the tenants have not yet been billed. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $91,052 for the year ended June 30, 1996.

                               Six Corners Plaza
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                            Year ended June 30, 1996


    Minimum rents to be received from tenants under operating leases in effect at June 30, 1996 are approximately as follows:

                                 Year         Amount
                             ----------     ----------
                                1997        $   960,765
                                1998            912,028
                                1999            886,665
                                2000            757,660
                                2001            708,399
                              Thereafter      5,472,167
                                            -----------
                                            $ 9,697,684
                                            ===========

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Six Corners Plaza. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

    Six Corners Plaza is managed by Benj. E. Sherman & Sons, Inc. for a fee of 5.0% of gross revenues, as defined. Subsequent to the sale of Six Corners Plaza (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                         Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


The following unaudited Pro Forma Balance Sheet of the Company is presented to effect the acquisitions of Mundelein Plaza, the Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center, the Zany Brainy store, Salem Square, Hawthorn Village Commons and Six Corners as though these transactions occurred December 31, 1995. This unaudited Pro Forma Balance Sheet should be read in conjunction with the December 31, 1995 Financial Statements and the notes thereto as filed on Form 10-K.

This unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been at December 31, 1995, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                         Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


                                                             December 31,
                               December 31,                      1995
                                   1995        Pro Forma      Pro Forma
                               Historical(A) Adjustments(B) Balance Sheet
                               ------------- -------------- -------------
Assets
Net investment in
  properties.................. $ 17,342,538    40,021,080    57,363,618
Cash and cash equivalents.....      738,931          -          738,931
Restricted cash...............      150,000          -          150,000
Accounts and rents
  receivable..................      333,823       698,277     1,032,100
Other assets..................      185,585        39,550       225,135
                               -------------   ----------    ----------
Total assets.................. $ 18,750,877    40,758,907    59,509,784
                               -------------   ----------    ----------


Liabilities and Stockholders' Equity
Accounts payable and accrued
  expenses.................... $    288,037         7,500       295,537
Accrued real estate taxes.....      374,180       884,821     1,259,001
Distributions payable (C).....      129,532          -          129,532
Security deposits.............       54,483        67,763       122,246
Mortgage payable..............      750,727     8,428,200     9,178,927
Notes payable to Affiliate....      360,000          -          360,000
Other liabilities.............      178,852          -          178,852
                               -------------   ----------    ----------
Total liabilities.............    2,135,811     9,388,284    11,524,095
                               -------------   ----------    ----------
Common Stock..................       19,996        36,478        56,474
Additional paid in capital
  (net of Offering costs).....   16,835,183    31,334,145    48,169,328
Accumulated distributions in
  excess of net income........     (240,113)         -         (240,113)
                               -------------   ----------    ----------
Total Stockholders' equity....   16,615,066    31,370,623    47,985,689
                               -------------   ----------    ----------
Total liabilities and
  Stockholders' equity........ $ 18,750,877    40,758,907    59,509,784
                               ============    ==========    ==========





                  See accompanying notes to pro forma balance sheet.

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


(A) The December 31, 1995 Historical column represents the historical balance sheet as presented in the December 31, 1995 10-K as filed with the SEC.

(B) The following pro forma adjustment relates to the acquisition of the subject properties as though they were acquired on December 31, 1995. The terms are described in the notes that follow.

                                              Pro Forma  Adjustments
                          ---------------------------------------------------------------
                            Mundelein      Regency      Prospect    Montgomery-     Zany
                              Plaza         Point       Heights        Sears       Brainy
                          -----------     ---------    ---------    -----------   -------
Assets

Net investment in
  properties............. $ 5,658,230     5,700,000    2,165,000     3,419,000    2,455,000
Accounts and rent
  receivable.............      84,375        16,867       38,771        27,842         -
Other assets.............         -            -            -             -            -
                          -----------     ----------   ---------    ----------   ----------
Total assets............. $ 5,742,605     5,716,867    2,203,771     3,446,842    2,455,000
                          ===========     =========    =========     =========    =========

Liabilities and Stockholders' Equity

Accounts payable and
  accrued expenses....... $     7,500          -            -             -            -
Accrued real estate taxes      89,010        16,867       63,517        32,655         -
Security deposits........      15,000        28,621        8,600          -            -
Mortgage payable.........        -        4,473,200         -             -            -
                          -----------     ----------   ---------    ----------   ----------
Total liabilities........     111,510     4,518,688       72,117        32,655         -
                          -----------     ----------   ---------    ----------   ----------

Common Stock(D)..........       6,548         1,393        2,479         3,970        2,855
Additional paid in capital
  (net of Offering
  costs)(D)..............   5,624,547     1,196,786    2,129,175     3,410,217    2,452,145
                          -----------     ----------   ---------    ----------   ----------

Total Stockholders'
  equity.................   5,631,095     1,198,179    2,131,654     3,414,187    2,455,000
                          -----------     ----------   ---------    ----------   ----------

Total liabilities and
  Stockholders' equity... $ 5,742,605     5,716,867    2,203,771     3,446,842    2,455,000
                          ============    ==========   =========    ==========   ==========



                                     Pro Forma Adjustments

                                          Hawthorn                     Total
                             Salem        Village            Six      Pro Forma
                             Square        Commons           Corner   Adjustment

Assets

Net investment in
  properties.............   6,173,850     8,450,000      6,000,000    40,021,080
Accounts and rent
  receivable.............     270,729       194,400         65,293       698,277
Other assets.............        -           39,550           -           39,550
                            ----------   ----------      ---------    ----------
Total assets.............   6,444,579     8,683,950      6,065,293    40,758,907
                            ==========   ==========      =========    ==========

Liabilities and Stockholders' Equity

Accounts payable and
  accrued expenses.......        -             -               -           7,500
Accrued real estate taxes     270,729       194,400        217,643       884,821
Security deposits........        -             -            15,542        67,763
Mortgage payable.........        -        3,955,000            -       8,428,200
                            ----------   ----------       ---------    ----------
Total liabilities........     270,729     4,149,400        233,185     9,388,284
                             -----------  ----------      ---------    ----------
Common Stock(D)..........       7,179         5,273          6,781        36,478
Additional paid in capita
  (net of Offering
  costs)(D)..............   6,166,671     4,529,277      5,825,327    31,334,145
                            -----------   ----------    ----------   -----------
Total Stockholders'
  equity.................   6,173,850     4,534,550      5,832,108    31,370,623
                            -----------   ----------    ----------    ----------

Total liabilities and
  Stockholders' equity...   6,444,579     8,683,950      6,065,293    40,758,907
                           ==========     =========      =========    ==========

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1995
                                  (unaudited)


    Acquisition of Mundelein Plaza, Mundelein, Illinois

    On March 29, 1996, the Company acquired the Mundelein Plaza property located in Mundelein, Illinois ("Mundelein Plaza") from an unaffiliated third party for a purchase price of $5,658,230, including closing costs of $8,230, on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Regency Point Shopping Center, Lockport, Illinois

    On April 5, 1996, the Company completed the acquisition of the Regency Point Shopping Center located in Lockport, Illinois ("Regency Point"), from an unaffiliated third party for a purchase price of $5,700,000. As part of the acquisition, the Company will assume the existing first mortgage loan of $4,473,200 along with a related interest rate swap agreement, with the balance funded with cash and cash equivalents.

    The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The first mortgage loan matures in August 2000. The related interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. No pro forma adjustment has been made as a result of this termination.

    Acquisition of Prospect Heights Plaza, Prospect Heights, Illinois

    On June 17, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $2,165,000 on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Montgomery-Sears, Montgomery, Illinois

    On June 17, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $3,419,000 on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Zany Brainy, Wheaton, Illinois

    On July 1, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $2,455,000 on an all cash basis, funded from cash and cash equivalents.

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1995
                                  (unaudited)


    Acquisition of Salem Square, Countryside, Illinois

    On August 2, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $6,173,850, on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Hawthorn Village Commons, Vernon Hills, Illinois

    On August 15, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $8,450,000.

    The Company funded the purchase using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of eight percent per annum. A majority of the Company's board, including a majority of the Independent Directors has approved the terms and conditions of the Short-Term Loan. The Company repaid the Short-Term Loan using the proceeds of a loan (the "Mortgage Loan") in the amount of $3,955,000 from an unaffiliated lender. The Company paid a 1% origination fee to the lender of the Mortgage Loan. The Mortgage Loan has a term of five years and, prior to the maturity date, requires payments of interest only, at an annual rate of 7.85%.

    Acquisition of Six Corners, Chicago, Illinois

    On  October  18,  1996,  the   Company   acquired  this  property  from  an
    unaffiliated  third  party   for   the   purchase  price  of  approximately
    $6,000,000, on an all cash basis, funded from cash and cash equivalents.

(C) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(D) Additional Offering Proceeds of $36,478,000, net of additional Offering costs of $5,107,377, are reflected as received as of December 31, 1995, prior to the purchase of the properties. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

                         Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                      For the year ended December 31, 1995
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of the Walgreens/Decatur property, Eagle Crest Shopping Center, Montgomery-Goodyear property, Nantucket Square Shopping Center, Mundelein Plaza, Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center, Salem Square, Hawthorn Village Commons and Six Corners as though these transaction occurred on January 1, 1995. Hartford/Naperville Plaza, Antioch Plaza and the Zany Brainy store were constructed in 1995 and acquired shortly after construction was completed and as such, the unaudited Pro Forma Statement of Operations of the Company is presented to effect these acquisitions as of August 17, 1995, September 1, 1995 and November 22, 1995, respectively, the date occupancy commenced at these properties. This unaudited Pro Forma Statement of Operations should be read in conjunction with the December 31, 1995 Financial Statements and the notes thereto as filed on Form 10-K.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 1995, nor does it purport to represent the future results of operations of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                         Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                      for the year ended December 31, 1995
                                  (unaudited)


                                  Pro Forma Adjustments
                                  ----------------------
                       1995        1995         1996
                    Historical  Acquisitions Acquisitions    1995
                       (A)          (B)          (C)       Pro Forma
                    ----------  ------------ ------------- ---------
Rental
  income.......... $  869,485      585,614    4,073,892    5,528,991
Additional
  rental income...    228,024      162,536    1,232,019    1,622,579
Interest
  income (D)......     82,913         -            -          82,913
                   ----------     --------    ---------   ----------
  Total income....  1,180,422      748,150    5,305,911    7,234,483
                   ----------     --------    ---------   ----------
Professional
  services and
  general and
  administrative       23,132         -            -          23,132
Property operating
  expenses........    326,721      275,218    1,927,980    2,529,919
Interest expense..    164,161      429,997      662,368    1,256,526
Depreciation (E)..    169,894      111,767      922,722    1,204,383
                   ----------     --------    ---------   ----------
Total expenses....    683,908      816,982    3,513,070    5,013,960
                   ----------     --------    ---------   ----------
  Net income(loss) $  496,514      (68,832)   1,792,841    2,220,523
                   ----------     --------    ---------   ----------


Weighted average
  common stock shares
  outstanding (F).    943,156                              4,583,456
                   ==========                             ==========


Net income per weighted
  average common stock
  outstanding (F). $      .53                                    .48
                   ==========                             ==========





          See accompanying notes to pro forma statement of operations.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                      For the year ended December 31, 1995
                                  (unaudited)


(A) The  1995  Historical  column   represents   the  historical  statement  of
    operations of the Company for the year ended December 31, 1995, as filed with the SEC on Form 10-K.

(B) Total pro forma adjustments for the year ended December 31, 1995 are as though the acquisitions were acquired the earlier of January 1, 1995 or date that operations commenced.



                                             Pro Forma Adjustments
                    -------------------------------------------------------------------------------
                                                            Hartford                                Total
                                              Montgomery-   Naperville  Nantucket      Antioch       1995
                    Walgreens   Eagle Crest    Goodyear       Plaza       Square        Plaza      Pro Forma
                    ---------   ----------    ----------    ---------   ---------     ---------    ---------
Rental
  income.......... $   10,651       95,232       101,359       15,077      340,545       22,750      585,614
Additional
  Rental income...       -           2,218        19,203          662      140,453         -         162,536
                    ---------   ----------    ----------    ---------    ---------     --------     --------
  Total income....     10,651       97,450       120,562       15,739      480,998       22,750      748,150
                    ---------   ----------    ----------    ---------    ---------     --------     --------
Property operating
  expenses........        533       17,376        47,758        3,436      205,903          212      275,218
Interest expense..      4,840       77,170        46,325       13,625      267,137       20,900      429,997
Depreciation (E)..      3,141       16,324        20,682        8,867       57,357        5,396      111,767
                    ---------   ----------    ----------    ---------    ---------     ---------    --------
Total expenses....      8,514      110,870       114,765       25,928      530,397       26,508      816,982
                    ---------   ----------    ----------    ---------    ---------     ---------    --------
  Net income(loss) $    2,137      (13,420)        5,797      (10,189)     (49,399)      (3,758)     (68,832)
                   ==========   ==========    ==========    =========    =========     ========     ========

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Walgreens/Decatur, Decatur, Illinois

     In conjunction with the acquisition, the Company assumed a portion of the first mortgage loan with a balance of $775,000. This mortgage has an interest rate of 7.655%, amortizes over a 25-year period and matures May 31, 2004. The Company is responsible for monthly payments of principal and interest of $5,689. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

        Acquisition of Eagle Crest Shopping Center, Naperville, Illinois

     As part of the acquisition, the Company assumed a portion of the first mortgage loan with a balance of $3,534,000, as well as entering into a loan agreement with Inland Property Sales, Inc. ("IPS"), an Affiliate of the Advisor, for the balance of the purchase price for $1,212,427. The first mortgage bears interest at 9.5% per annum and the loan to IPS bears interest at 10.5%. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

     Acquisition of Montgomery-Goodyear, Montgomery, Illinois

     As part of the acquisition, the Company entered into a loan agreement with Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Advisor, for $600,000 which bears interest of 10.9% per annum. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

     Acquisition of Hartford/Naperville Plaza, Naperville, Illinois

     In conjunction with the acquisition, the Company entered into a loan agreement with IMIC for $600,000 which bears interest of 10.9% per annum. The pro forma adjustment for interest expense was estimated using the described loan terms.

     Acquisition of Nantucket Square Shopping Center, Schaumburg, Illinois

     As part of the acquisition, the Company entered into a loan agreement with IMIC for $3,550,000 which bears interest of 10.5% per annum. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Antioch Plaza, Antioch, Illinois

     This pro forma adjustment reflects the purchase of the Antioch Plaza property as if the Company had purchased the property as of September 1, 1995, the date the first tenant occupied this newly constructed property. The pro forma adjustment for operations for the period September 1, 1995 to December 28, 1995 (date of acquisition) was estimated using applicable lease information. Blockbuster Video was the only tenant occupying the property during that period. No pro forma adjustment was made for real estate tax expense and the related recovery income since the property was vacant land for most of 1995 and the amount would be difficult to estimate and have an immaterial effect.

     As part of the acquisition, the Company entered into a loan agreement with Inland Real Estate Investment Corporation, an affiliate of the Advisor, for $660,000 which bears interest of 9.5% per annum. The pro forma adjustment for interest expense was estimated using the described loan terms.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)
(C) Total pro forma adjustments for 1996 Acquisitions are as though they were acquired the earlier of January 1, 1995 or date that operations commenced.

                                                     Pro Forma Adjustments
                    -----------------------------------------------------------------------------------------------
                                                                                              Hawthorn                 Total
                    Mundelein    Regency    Prospect    Montgomery-   Zany        Salem        Village       Six        1995
                      Plaza       Point      Heights      Sears      Brainy       Square       Commons      Corners    Pro Forma
                    --------     -------    --------     --------    -------     ---------    ---------     -------    ---------
Rental income.....  $639,124     541,085     164,152      327,610     28,643       717,522      970,313     685,443    4,073,892
Additional
  Rental income...     66,669     63,294     116,175       76,182      5,030       387,179      353,145     164,345    1,232,019
                     --------    -------     -------      -------     ------     ---------    ---------     -------    ---------
  Total income....    705,793    604,379     280,327      403,792     33,673     1,104,701    1,323,458     849,788    5,305,911
                     --------    -------     -------      -------     ------     ---------    ---------     -------    ---------
Property operating
  expenses........    141,482     71,615     180,819      102,067      5,502       435,021      407,404     584,070    1,927,980
Interest expense..       -       351,900        -            -          -             -         310,468        -         662,368
Depreciation (E)..    128,233    162,500      46,900       83,200      4,422       150,000      194,467     153,000      922,722
                     --------    -------     -------      -------     ------     ---------    ---------     -------    ---------
Total expenses....    269,715    586,015     227,719      185,267      9,924       585,021      912,339     737,070    3,513,070
                     --------    -------     -------      -------     ------     ---------    ---------     -------    ---------
  Net income......   $436,078     18,364      52,608      218,525     23,749       519,680      411,119     112,718    1,792,841
                     ========    =======     =======      =======     ======     =========    =========     =======    =========

                                     F-15

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Mundelein Plaza, Mundelein, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


                                                 Mundelein Plaza
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
                                      -----------  -----------  -----------
     Rental income.................... $  639,124         -         639,124
     Additional rental income.........     66,669         -          66,669
                                       -----------  -----------  ----------
     Total income.....................    705,793         -         705,793
                                       -----------  -----------  ----------
     Property operating expenses......    141,482         -         141,482
     Interest expense.................       -            -            -
     Depreciation (E).................       -         128,233      128,233
                                       -----------  -----------  ----------
     Total expenses...................    141,482      128,233      269,715
                                       -----------  -----------  ----------
     Net income....................... $  564,311     (128,233)     436,078
                                       ===========  ===========  ==========


     Acquisition of Regency Point, Lockport, Illinois

     As part of the acquisition, the Company will assume the existing first mortgage loan of $4,473,200, along with a related interest rate swap agreement.

     The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The pro forma adjustment for interest expense for 1995 was estimated using the described loan terms.

     The related interest rate swap agreement  was terminated on April 18, 1996
     resulting in $48,419 proceeds to  the  Company.   The pro forma adjustment
     does not give effect to the termination of this agreement.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                   Regency Point
                                       ------------------------------------
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  ----------
     Rental income.................... $  541,085         -         541,085
     Additional rental income.........     63,294         -          63,294
                                       ----------  -----------   ----------
     Total income.....................    604,379         -         604,379
                                       ----------  -----------   ----------
     Property operating expenses......     71,615         -          71,615
     Interest expense.................       -         351,900      351,900
     Depreciation (E).................       -         162,500      162,500
                                       ----------  -----------   ----------
     Total expenses...................     71,615      514,400      586,015
                                       ----------  -----------   ----------
     Net income....................... $  532,764     (514,400)      18,364
                                       ==========  ===========   ==========

       Acquisition of Prospect Heights Plaza, Prospect Heights, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                  Prospect Heights
                                        ----------------------------------
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
                                       ----------  ------------  ----------
     Rental income.................... $  164,152         -         164,152
     Additional rental income.........    116,175         -         116,175
                                       ----------  -----------   ----------
     Total income.....................    280,327         -         280,327
                                       ----------  -----------   ----------
     Property operating expenses......    180,819         -         180,819
     Interest expense.................       -            -            -
     Depreciation (E).................       -          46,900       46,900
                                       ----------  -----------   ----------
     Total expenses...................    180,819       46,900      227,719
                                       ----------  -----------   ----------
     Net income....................... $   99,508      (46,900)      52,608
                                       ==========  ===========   ==========

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Montgomery-Sears, Montgomery, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                Montgomery-Sears
                                        -----------------------------------
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $  327,610         -         327,610
     Additional rental income.........     76,182         -          76,182
                                       ----------   ----------   ----------
     Total income.....................    403,792         -         403,792
                                       ----------   ----------   ----------
     Property operating expenses......    102,067         -         102,067
     Interest expense.................       -            -            -
     Depreciation (E).................       -          83,200       83,200
                                       ----------   ----------   ----------
     Total expenses...................    102,067       83,200      185,267
                                       ----------   ----------   ----------
     Net income....................... $  301,725      (83,200)     218,525
                                       ==========   ===========  ==========


     Acquisition of Zany Brainy, Wheaton, Illinois

     This pro forma adjustment reflects the purchase of Zany Brainy as if the Company had purchased the property as of January 1, 1995. Operations for this property for the period from November 22, 1995 (date of occupancy) to December 31, 1995 were estimated using the lease and operating expense information supplied by the seller. This property was purchased on an all cash basis.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)

     Acquisition of Salem Square, Countryside, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                  Salem Square
                                       ------------------------------------
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
                                       ----------    ----------    --------

     Rental income.................... $  717,522         -         717,522
     Additional rental income.........    387,179         -         387,179
                                       ----------     --------    ---------
     Total income.....................  1,104,701         -       1,104,701
                                       ----------     --------    ---------
     Property operating expenses......    435,021         -         435,021
     Interest expense.................       -            -            -
     Depreciation (E).................       -         150,000      150,000
                                       ----------     --------    ---------
     Total expenses...................    435,021      150,000      585,021
                                       ----------     --------    ---------
     Net income....................... $  669,680     (150,000)     519,680
                                       ==========     ========    =========

     Acquisition of Hawthorn Village Commons, Vernon Hills, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                             Hawthorn Village Commons
                                       ------------------------------------
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
                                       ----------     --------    ---------
     Rental income.................... $  970,313         -         970,313
     Additional rental income.........    353,145         -         353,145
                                       ----------     --------    ---------
     Total income.....................  1,323,458         -       1,323,458
                                       ----------     --------    ---------
     Property operating expenses......    407,404         -         407,404
     Interest expense.................       -         310,468      310,468
     Depreciation (E).................       -         194,467      194,467
                                       ----------     --------    ---------
     Total expenses...................    407,404      504,935      912,339
                                       ----------     --------    ---------
     Net income....................... $  916,054     (504,935)     411,119
                                       ==========     =========   =========

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)

     The Company funded the purchase of Hawthorn Village Commons using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the
     Short-Term Loan, which bears interest at a rate of eight percent per annum. A majority of the Company's board, including a majority of the Independent Directors has approved the terms and conditions of the Short-Term Loan. The Company repaid the Short-Term Loan using the proceeds of a loan (the "Mortgage Loan") in the amount of $3,955,000 from an unaffiliated lender. The Company paid a 1% origination fee to the lender of the Mortgage Loan. The Mortgage Loan has a term of five years and, prior to the maturity date, requires payments of interest only, at an annual rate of 7.85%.

     Acquisition of Six Corners, Chicago, Illinois

     This proforma adjustment reflects the purchase of Six Corners as if the Company had acquired the property as of January 1, 1995. The year ended December 31, 1995 is based on the Historical Summary of Gross Income and
     Direct Operating Expenses for the year ended June 30, 1996 prepared in accordance with Rule 3-14 of Regulation S-X and information provided by the seller.

                                                     Six Corners
                                      -------------------------------------
                                       Year Ended
                                       December 31,  Pro Forma
                                          1995      Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $  685,443         -         685,443
     Additional rental income.........    164,345         -         164,345
                                       ----------   ----------   ----------
     Total income.....................    849,788         -         849,788
                                       ----------   ----------   ----------
     Property operating expenses......    584,070         -         584,070
     Interest expense.................       -            -            -
     Depreciation (E).................       -         153,000      153,000
                                       ----------   ----------   ----------
     Total expenses...................    584,070      153,000      737,070
                                       ----------   ----------   ----------
     Net income....................... $  265,718     (153,000)     112,718
                                       ==========   ==========   ==========

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


(D) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(E) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(F) The pro forma weighted average common stock shares for the year ended December 31, 1995 was calculated by estimating the additional shares sold to purchase each of the Company's properties on a weighted average basis.

                         Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                                 June 30, 1996
                                  (unaudited)


The following unaudited Pro Forma Balance Sheet of the Company is presented to effect the acquisition of the Zany Brainy store, Salem Square, Hawthorn Village Commons and Six Corners as though these transactions occurred June 30, 1996. This unaudited Pro Forma Balance Sheet should be read in conjunction with the June 30, 1996 Financial Statements and the notes thereto as filed on Form 10-Q.

This unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been at June 30, 1996, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                         Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                                 June 30, 1996
                                  (unaudited)


                                                             June 30,
                                 June 30,                      1996
                                   1996        Pro Forma     Pro Forma
                               Historical(A) Adjustments(B) Balance Sheet
                               ------------  ------------  --------------
Assets
Net investment in
  properties.................. $ 34,031,575    23,078,850    57,110,425
Cash and cash equivalents.....    9,190,952          -        9,190,952
Accounts and rents
  receivable..................      799,181       757,027     1,556,208
Other assets..................      138,189        39,550       177,739
                               ------------    ----------    ----------
Total assets.................. $ 44,159,897    23,875,427    68,035,324
                               ------------    ----------    ----------


Liabilities and Stockholders' Equity
Accounts payable and accrued
  expenses.................... $    329,746          -          329,746
Accrued real estate taxes.....      730,398       801,655     1,532,053
Distributions payable (C).....      269,137          -          269,137
Security deposits.............      108,354        15,542       123,896
Mortgage payable..............    5,205,586     3,955,000     9,160,586
Other liabilities.............       96,817          -           96,817
Due to Affiliates.............      545,878          -          545,878
                               ------------    ----------    ----------
Total liabilities.............    7,285,916     4,772,197    12,058,113
                               ------------    ----------    ----------
Common Stock..................       43,270        22,212        65,482
Additional paid in capital
  (net of Offering costs).....   37,525,808    19,081,018    56,606,826
Accumulated distributions in
  excess of net income........     (695,097)         -         (695,097)
                               ------------    ----------    ----------
Total Stockholders' equity....   36,873,981    19,103,230    55,977,211
                               ------------    ----------    ----------
Total liabilities and
  Stockholders' equity........ $ 44,159,897    23,875,427    68,035,324
                               ============    ==========    ==========





               See accompanying notes to pro forma balance sheet.

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                                 June 30, 1996
                                  (unaudited)

(A) The June 30, 1996 Historical column represents the historical balance sheet as presented in the June 30, 1996 10-Q as filed with the SEC.

(B) The following pro forma adjustment relates to the acquisition of the subject properties as though they were acquired on June 30, 1996. The terms are described in the notes that follow.

                                    Pro Forma Adjustments
                         ------------------------------------------------------------
                                                  Hawthorn                    Total
                           Zany       Salem        Village       Six        Pro Forma
                          Brainy      Square       Commons      Corners    Adjustments
                        ----------   ---------    ---------    ---------   -----------
Assets
Net investment in
  properties........... $2,455,000   6,173,850    8,450,000    6,000,000   23,078,850
Accounts and rents
  receivable...........       -        262,606      188,218      306,203      757,027
Other assets...........       -           -          39,550         -          39,550
                        ----------   ---------    ---------    ---------   ----------
Total assets........... $2,455,000   6,436,456    8,677,768    6,306,203   23,875,427
                        ==========   =========    =========    =========   ==========

Liabilities and Stockholders' Equity
Accrued real estate
  taxes................ $     -        270,728      194,440      336,487      801,655
Security deposits......       -           -            -          15,542       15,542
Mortgage payable.......       -           -       3,955,000         -       3,955,000
                        ----------   ---------    ---------    ---------   ----------
Total liabilities......       -        270,728    4,149,440      352,029    4,772,197
                        ----------   ---------    ---------    ---------   ----------
Common Stock (D)....... $    2,855       7,169        5,265        6,923       22,212
Additional paid in capital
  (net of Offering
  Costs)(D)............  2,452,145   6,158,559    4,523,063    5,947,251   19,081,018
                        ----------   ---------    ---------    ---------   ----------
Total Stockholders'
  equity...............  2,455,000   6,165,728    4,528,328    5,954,174   19,103,230
                        ----------   ---------    ---------    ---------   ----------
Total liabilities and
  Stockholders' equity. $2,455,000   6,436,456    8,677,768    6,306,203   23,875,427
                        ==========   =========    =========    =========   ==========

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                                 June 30, 1996
                                  (unaudited)


    Acquisition of the Zany Brainy Store, Wheaton, Illinois

    On July 1, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $2,455,000 on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Salem Square, Countryside, Illinois

    On August 2, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $6,173,850, on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Hawthorn Village Commons, Vernon Hills, Illinois

    On August 15, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $8,450,000.

    The Company funded the purchase using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of eight percent per annum. A majority of the Company's board, including a majority of the Independent Directors has approved the terms and conditions of the Short-Term Loan. The Company repaid the Short-Term Loan using the proceeds of a loan (the "Mortgage Loan") in the amount of $3,955,000 from an unaffiliated lender. The Company paid a 1% origination fee to the lender of the Mortgage Loan. The Mortgage Loan has a term of five years and, prior to the maturity date, requires payments of interest only, at an annual rate of 7.85%.

    Acquisition of Six Corners, Chicago, Illinois

    On  October  18,  1996,  the   Company   acquired  this  property  from  an
    unaffiliated  third  party   for   the   purchase  price  of  approximately
    $6,000,000, on an all cash basis, funded from cash and cash equivalents.

(C) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(D) Additional Offering Proceeds of $22,212,000, net of additional Offering costs of $3,108,770 are reflected as received as of June 30, 1996, prior to the purchase of the properties. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

                         Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                     For the six months ended June 30, 1996
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of Mundelein Plaza, Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center, the Zany Brainy store, Salem Square, Hawthorn Village Commons and Six Corners as of January 1, 1996. This unaudited Pro Forma Statement of Operations should be read in conjunction with the June 30, 1996 Financial Statements and the notes thereto as filed on Form 10-Q.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the six months ended June 30, 1996, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                         Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                     for the six months ended June 30, 1996
                                  (unaudited)



                                 1996          Total
                              Historical     Pro Forma         1996
                                  (A)       Adjustments(B)    Pro Forma
                            -------------   --------------    ---------
Rental income............... $  1,320,636       1,959,780     3,280,416
Additional rental income....      389,624         933,811     1,323,435
Interest income (C).........      124,589            -          124,589
Other income................       52,806            -           52,806
                             ------------       ---------     ---------
  Total income..............    1,887,655       2,893,591     4,781,246
                             ------------       ---------     ---------
Professional services and
  general and
  administrative fees.......      104,311            -          104,311
Advisor asset management
  fee.......................      125,532         189,968       315,500
Property operating expenses.      518,722       1,123,513     1,642,235
Interest expense............      107,127         243,234       350,361
Depreciation (D)............      277,500         418,037       695,537
Amortization................        2,746            -            2,746
Acquisition costs expensed..       17,150            -           17,150
                             ------------       ---------     ---------
Total expenses..............    1,153,088       1,974,752     3,127,840
                             ------------       ---------     ---------
  Net income................ $    734,567         918,839     1,653,406
                             ============       =========     =========


Weighted average
  common stock shares
  outstanding (E)...........    3,558,960                     5,744,560
                             ============                     =========


Net income per weighted
  average common stock
  outstanding (E)........... $        .25                           .29
                             ============                     =========





          See accompanying notes to pro forma statement of operations.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                     For the six months ended June 30, 1996
                                  (unaudited)

(A) The  1996  Historical  column   represents   the  historical  statement  of
    operations of the Company for the six months ended June 30, 1996, as filed with the SEC on Form 10-Q.

(B) Total pro forma adjustments for the six months ended June 30, 1996 are as though the acquisitions of the following properties occurred on January 1, 1996 on an all cash basis except for the following:

    Regency Point

    In the purchase of Regency Point the Company assumed the existing first mortgage loan of $4,473,200, along with a related interest rate swap agreement. The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The pro forma adjustment for interest expense for 1996 was estimated using the described loan terms. The related interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. The pro forma adjustment does not give effect to the termination of this agreement.

    Hawthorn Village Commons

    The Company funded the purchase of Hawthorn Village Commons using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of eight percent per annum. A majority of the Company's board, including a majority of the Independent Directors has approved the terms and conditions of the Short-Term Loan. The Company repaid the Short-Term Loan using the proceeds of a loan (the "Mortgage Loan") in the amount of $3,955,000 from an unaffiliated lender. The Company paid a 1% origination fee to the lender of the Mortgage Loan. The Mortgage Loan has a term of five years and, prior to the maturity date, requires payments of interest only, at an annual rate of 7.85%.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the six months ended June 30, 1996
                                  (unaudited)



                    Mundelein        Regency        Prospect      Montgomery-       Zany
                      Plaza           Point         Heights         Sears          Brainy
                     ---------      ---------       --------      ----------       -------
Rental income..... $  163,381        139,271         89,105         163,700        137,489
Additional rental
  income..........     32,975         16,034         83,593          57,012         24,144
Interest income...       -              -             -               -              -
                     ---------      ---------       --------      ----------       -------
Total income......    196,356        155,305        172,698         220,712        161,633
                     ---------      ---------       --------      ----------       -------
Professional services
  and general and
  administrative..       -              -             -                -             -

Advisor asset
  management fee..       -              -             -                -             -
Property operating
  expenses........     53,986         19,046        91,364           66,944         30,331
Interest expense..       -              -             -                 -            -
Depreciation (D)..       -              -             -                 -            -
                     ---------        -------       ------         --------        -------
Total expenses....     53,986         19,046        91,364           66,944         30,331
                     ---------        -------       ------         --------        -------

Net income........   $142,370        136,259        81,334          153,768        131,302
                     ========        =======        ======        =========        =======

                                      Hawthorn
                       Salem          Village         Six          Pro Forma
                       Square         Commons       Corners       Adjustments       Total
                      -------         --------      -------       -----------      ---------
Rental income.....    341,273         426,053       499,508            -           1,959,780
Additional rental
  income..........    212,817         180,202       327,034            -             933,811
Interest income...       -              -              -               -               -
                      -------         --------      -------       -----------      ---------
Total income......    554,090         606,255       826,542            -           2,893,591
                      -------         --------      -------       -----------      ---------
Professional services
  and general and
  administrative..       -                -            -                -              -
Advisor asset
  management fee..       -                -            -             189,968         189,968
Property operating
  expenses........    240,177         216,967       404,698             -          1,123,513
Interest expense..       -                -            -             243,234         243,234
Depreciation (D)..       -                -            -             418,037         418,037
                      -------         --------      -------       -----------      ---------
Total expenses....    240,177         216,967          -             851,239       1,974,752
                      -------         --------      -------       -----------      ---------
Net income........    313,913         389,288       421,844         (851,239)        918,839
                      =======         ========      =======       ===========      =========

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the six months ended June 30, 1996
                                  (unaudited)


(C) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(D) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(E) The pro forma weighted average common stock shares for the six months ended June 30, 1996 was calculated by estimating the additional shares sold to purchase each of the Company's properties on a weighted average basis.

                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Inland Real Estate Corporation
                                                  (Registrant)


                                        By: /s/ Kelly Tucek
                                            --------------------------
                                            Kelly Tucek
                                            Chief Financial and Accounting
                                            Officer

Date:  November 5, 1996
       ----------------